Exhibit 1

Becker Drapkin Management, L.P.
300 Crescent Court
Suite 1111
Dallas, Texas 75201

VIA FEDERAL EXPRESS

January 6, 2012

Corporate Secretary
Pixelworks, Inc.
224 Airport Parkway, Suite 400
San Jose, CA 95110

Notice to the Secretary

To Whom It May Concern:

Becker Drapkin Partners (QP), L.P., a Texas limited partnership; Becker Drapkin Partners, L.P., a Texas limited partnership; and BD Partners IV, L.P., a Texas limited partnership (the “Beneficial Owners”), hereby notify you that they collectively are beneficial owners of 2,686,185 shares of common stock (“Common Stock”) of Pixelworks, Inc. (the “Company”), beneficially owning 1,616,216 shares, 240,269 shares, and 829,700 shares, respectively.  In the Beneficial Owners’ capacity as beneficial owners of shares of Common Stock and pursuant to Oregon Revised Statutes (the “ORS”) 60.774, the Beneficial Owners hereby demand that they be given the opportunity to inspect, during the Company’s usual business hours, certain records and documents of the Company and to make copies thereof, as detailed below (the “Demand”).

The purpose of this Demand is to permit the Beneficial Owners potentially to communicate with other shareholders of the Company for a number of purposes including communication with other shareholders regarding possible nominations of candidates for election as directors at the Company’s next annual meeting and the election of such candidates.  The Beneficial Owners believe that this constitutes a “proper purpose” under ORS 60.774(3).  The Beneficial Owners certify that they will not use any such documents or any portion thereof for any purpose other than a proper purpose.

Specifically, the Demand consists of the following, in each case to the extent available to the Company:

1.
A complete record or list of the Company’s shareholders certified by its transfer agent, which record or list sets forth the name and address of each shareholder of the Company and the number of shares of Common Stock registered in the name of each shareholder of the Company as of the most recent practicable date;

2.
A complete list on compact disc, USB flash drive, electronically transmitted file, or similar electronic medium (any such electronic storage medium, an “Electronic Medium”) of the holders of the Common Stock as of the most recent practicable date, showing the name, address and number of shares registered in the name of each such holder; such computer processing data as is necessary to make use of such list on an Electronic Medium; and a hard copy printout of the full contents of such list on an Electronic Medium for verification purposes;

3.
All information in or which comes into the Company’s or its transfer agent(s)’ or registrar(s)’ possession or control concerning the names, addresses and number of shares held by the participating brokers and banks named in the individual nominee names of Cede & Co. or other similar depositories or nominees, including respondent bank lists obtained pursuant to the requirements of Rule 14b-2 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”);

4.
All information in or that comes into the Company’s possession concerning the number and identity of the actual beneficial owners of Common Stock, including a list of all owners who hold Common Stock in the name of Cede & Co. or other similar nominees;

5.
A list or lists containing the name, address, and number of shares of Common Stock attributable to participants in any employee stock ownership, incentive, profit sharing, savings, retirement, stock option, stock purchase, restricted stock or other comparable plan of the Company in which the voting of shares held by such plan is made, directly or indirectly, individually or collectively, by participants in such plan, as well as the name, firm and address of the trustee or administrator of such plan and a detailed explanation of the treatment not only of shares for which such trustee or administrator receives instructions from participants, but also shares for which either they do not receive instructions or shares which are outstanding in the plan but are unallocated to any participant;

6.	As promptly as practicable, the most recent omnibus proxies and correspondent participant listings with respect to all nominees and respondent banks;

7.
All lists and other data, including data in any Electronic Medium, in or which come into the possession or control of the Company which set forth the name and address of, and the number of shares owned by, each beneficial owner of Common Stock who has not objected to having his or her name disclosed (commonly referred to as the “non-objecting beneficial owners” or “NOBO” list);

8.	A “stop transfer” list or stop list relating to the shares of Common Stock; and

9.
All additions, changes and corrections to any of the information requested pursuant to items 1 through 8 from the date hereof until the Beneficial Owners request termination of the transmission of such materials.

The Beneficial Owners agree to bear the reasonable costs incurred by the Company in connection with the production of the requested materials to the extent required by ORS 60.777(3). The Beneficial Owners hereby designate Boies, Schiller & Flexner LLP and its partners, employees and other persons designated by it in writing, acting together, singly or in any combination, to conduct the requested examination and copying of materials.

Please advise Richard J. Birns or Andrew S. McLelland of Boies, Schiller & Flexner LLP (Tels: 212-754-4207 and 212-754-4225, respectively) as to the time and place that the requested information will be made available in accordance with this Demand.

A power of attorney relating to this letter has been attached to this letter as Annex A.

The Beneficial Owners hereby reserve their rights to inspect any other books and records of the Company as permitted under the ORS or other applicable law.

We trust that this Demand complies in all respects with applicable law. If the Company believes this Demand is incomplete or otherwise deficient in any respect, please contact us immediately so that any alleged deficiencies may be promptly addressed.

[Signature page follows.]

         Sincerely,

BECKER DRAPKIN PARTNERS (QP), L.P.

By:	Becker Drapkin Management, L.P., its general partner

	By:	BC Advisors, LLC, its general partner

		By:	/s/ Matthew A. Drapkin
Name: Matthew A. Drapkin
Title: Co-Managing Member

BECKER DRAPKIN PARTNERS, L.P.

By:	Becker Drapkin Management, L.P., its general partner

	By:	BC Advisors, LLC, its general partner

		By:	/s/ Matthew A. Drapkin
Name: Matthew A. Drapkin
Title: Co-Managing Member

BD PARTNERS IV, L.P.

By:	Becker Drapkin Management, L.P., its general partner

	By:	BC Advisors, LLC, its general partner

		By:	/s/ Matthew A. Drapkin
Name: Matthew A. Drapkin
Title: Co-Managing Member

Annex A

POWER OF ATTORNEY

LET IT BE KNOWN, that the undersigned hereby constitute and appoint Boies, Schiller & Flexner LLP, its partners, employees, agents and other persons designated by Boies, Schiller & Flexner LLP, acting singly, together or in any combination, their true and lawful attorneys-in-fact and agents for them in their name, place and stead, giving and granting unto said attorneys and agents full power and authority to act on their behalf, as beneficial owners of stock of Pixelworks, Inc., to seek the production, and to engage in the inspection and copying, of records and documents of every kind and description.

The undersigned reserve all rights on their part which said attorneys hereby are authorized to do or perform.  This Power of Attorney may be terminated by the undersigned or said attorneys by written notice to the other.

BECKER DRAPKIN PARTNERS (QP), L.P.

By:	Becker Drapkin Management, L.P., its general partner

	By:	BC Advisors, LLC, its general partner

		By:	/s/ Matthew A. Drapkin
Name: Matthew A. Drapkin
Title: Co-Managing Member

BECKER DRAPKIN PARTNERS, L.P.

By:	Becker Drapkin Management, L.P., its general partner

	By:	BC Advisors, LLC, its general partner

		By:	/s/ Matthew A. Drapkin
Name: Matthew A. Drapkin
Title: Co-Managing Member

BD PARTNERS IV, L.P.

By:	Becker Drapkin Management, L.P., its general partner

	By:	BC Advisors, LLC, its general partner

		By:	/s/ Matthew A. Drapkin
Name: Matthew A. Drapkin
Title: Co-Managing Member